SUB-ITEM 77Q1: Exhibits

Investment Sub-Advisory Agreement,
 dated March 7, 2013, between
Charles Schwab Investment Management, Inc.
 and BMO Asset Management Corp., relating to the Laudus Small-Cap MarketMasters Fund, is incorporated herein by reference to Exhibit
 (d)(xi) of the Registrants Post-Effective
Amendment No. 128, filed with the
Commission on April 26, 2013.